Exhibit 32

HMN FINANCIAL, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HMN Financial, Inc. (the Company) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael McNeil, President of the Company, and Jon Eberle, Senior Vice President and CFO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 10, 2003              /s/ Michael McNeil ___
                                                        Michael McNeil,
                                                        President/Chief Executive Officer
                                                        (Principal Executive Officer)

                                                     /s/ Jon Eberle ___
                                                    Jon Eberle,
                                                    Senior Vice President/Chief Financial Officer
                                                    (Principal Financial Officer)